Exhibit 3.93

CERTIFICATE OF CONVERSION

WHEREAS,

ROLLING HILLS HOSPITAL, LLC

a domestic limited liability company organized under the laws of the State of OKLAHOMA has filed in the office of the Secretary of State duly authenticated evidence of a conversion, as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such conversion.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

EFFECTIVE DATE: December 31, 2013

Filed in the city of Oklahoma City this 23rd day of December, 2013.

Secretary of State

FILED - Oklahoma Secretary of State #3512433492 12/23/2013

12/23/2013 03:26 PM OKLAHOMA SECRETARY OF STATE	CERTIFICATE OF CONVERSION OF ROLLING HILLS HOSPITAL, INC. (an Oklahoma corporation) TO ROLLING HILLS HOSPITAL, LLC (an Oklahoma limited liability company)

Pursuant to the provisions of Section 18-1090.5 of the Oklahoma General Corporation Act, Rolling Hills Hospital, Inc., an Oklahoma corporation (the “Corporation”), hereby certifies as follows relating to the conversion of the Corporation into Rolling Hills Hospital, LLC, an Oklahoma limited liability company (the “LLC”):

1.	Rolling Hills Hospital, Inc. was formed under the Oklahoma General Corporation Act on September 15, 2006.

2.	The jurisdiction of the Corporation immediately prior to the filing of this Certificate of Conversion is Oklahoma.

3.	The name of the Corporation immediately prior to the filing of this Certificate of Conversion is Rolling Hills Hospital, Inc.

4.	The name of the limited liability company as set forth in its Certificate of Formation is Rolling Hills Hospital, LLC.

5.	The conversion of the Corporation into the LLC has been approved by the Corporation in the manner provided for by under Section 18.1090.5 of the Oklahoma General Corporation Act and its Certificate of Incorporation.

6.	Upon the effective date of the conversion, all of the shares held by the sole shareholder of the Corporation shall, by virtue of the conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the LLC. At the conclusion of the conversion, the ownership of the LLC shall be identical to the ownership of the Corporation immediately prior to the conversion.

7.	As a result of the conversion, at the Effective Time, all shares of the Corporation shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and the Company’s sole shareholder shall thereafter cease to have any rights with respect to such shares, except the right to retain 100% of the membership interests of the LLC.

8.	The Conversion shall be effective as of December 31, 2013 at 10:38 p.m. CST.

[signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this 20th day of December, 2013.

ROLLING HILLS HOSPITAL, INC.

By:
Christopher L. Howard
Vice President and Secretary

ARTICLES OF ORGANIZATION (Oklahoma Limited Liability Company) Filing Fee: $100.00

TO:	OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101, State Capitol
Oklahoma City, Oklahoma 73105-4897
(405) 522-2520

I hereby execute the following articles of organization for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2005:

1.	Name of the limited liability company: (Note: The name shall contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd., and the word company may be abbreviated as Co.)

Rolling Hills Hospital, LLC

2.	Street address of its principal place of business, wherever located:

830 Crescent Centre Drive, Suite 610, Franklin, TN 37067
Street address	City	State	Zip Code

(P.O. BOXES ARE NOT ACCEPTABLE)

3.	E-MAIL address of the primary contact for the registered business:

kira.mann@acadiahealthcare.com

❖	Notice of the Annual Certificate will ONLY be sent to the Limited Liability Company at its last known electronic mail address of record.

4.	NAME and street address of the registered agent for service of process in the state of Oklahoma:

❖	The registered agent shall be the limited liability company itself, an individual resident of Oklahoma, or a domestic or qualified foreign corporation, limited liability company, or limited partnership.

The Corporation Company	1833 South Morgan Road	Oklahoma City	Oklahoma	73128
Name	Street Address	City	State	Zip Code

(P.O. BOXES ARE NOT ACCEPTABLE)

5. Term of existence:	perpetual
	❖	You may state perpetual, a set number of years, or a future effective expiration date. Perpetual means continuous.

The articles of organization must be signed by at least one (1) person who may or may not be a member of the limited liability company.

• Signature:	Dated:	12/20/13

• Printed Name:	Christopher L. Howard

(SOS FORM 0073-07/12)

OIC036 - 12/06/2012 Wolters Kluwer Online